Registration No. 333-__________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ATWOOD OCEANICS, INC.
             (Exact Name of Registrant as specified in its charter)

                Texas                             74-1611874
   (State or other jurisdiction of             (I.R.S. Employer
   incorporation or organization)             Identification No.)

                           15835 Park Ten Place Drive
                              Houston, Texas 77084
                    (Address of principal executive offices)

                              ATWOOD OCEANICS, INC.
                            2001 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                JAMES M. HOLLAND
                       Senior Vice President and Secretary
                              Atwood Oceanics, Inc.
                           15835 Park Ten Place Drive
                              Houston, Texas 77084
                                 (281) 749-7800
            (Name, address and telephone number of agent for service)

                                    Copy to:
                             W. GARNEY GRIGGS, Esq.
                           Strasburger & Price, L.L.P.
                            1301 McKinney, Suite 3200
                                Houston, TX 77010
                                 (713) 951-5600

------------------------------------------------------------------------------------------------------------------------
                                            Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------------
--------------------------- ------------------ ------------------------- ------------------------ ----------------------
Title of Securities to be   Amount to be       Proposed Maximum          Proposed Maximum         Amount of
Registered                  Registered         Offering Price Per        Aggregate Offering       Registration Fee
                                               Share(1)                  Price(1)
--------------------------- ------------------ ------------------------- ------------------------ ----------------------
--------------------------- ------------------ ------------------------- ------------------------ ----------------------
Common Stock,               1,000,000 shares         $48.475               $48,475,000             $4,459.70
$1.00 par value
--------------------------- ------------------ ------------------------- ------------------------ ----------------------

     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h), based on the average of the high and low prices of the Company's Common Stock on May 6, 2002, as reported on the New York Stock Exchange.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified by items 1 and 2 of Part 1 of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933 and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     Atwood Oceanics, Inc. (the "Company") incorporates herein by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

(1) The description of the common stock, par value $1.00 per share (the "Common Stock"), of the Company contained in the Company's Registration Statement on Form 8-A, filed with the Commission on July 2, 1997;

(2) The Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 2001, filed with the Commission on December 21, 2001;

(3) The Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended December 31, 2001, filed with the Commission on February 14, 2002;

(4) The Current Report of the Company on Form 8-K filed with the Commission on November 19, 2001;

(5) The Current Report of the Company on Form 8-K filed with the Commission on December 11, 2001;

(6) The Current Report of the Company on Form 8-K filed with the Commission on January 7, 2002;

(7) The Current Report of the Company on Form 8-K filed with the Commission on January 30, 2002;

(8) The Current Report of the Company on Form 8-K filed with the Commission on February 26, 2002;

(9) The Current Report of the Company on Form 8-K filed with the Commission on March 14, 2002;

(10) The Current Report of the Company on Form 8-K filed with the Commission on April 9, 2002; and

(11) The Current Report of the Company on Form 8-K with the Commission on April 30, 2002.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified and superseded for purposes of this Registration Statement to the extent such statement is modified or superseded by a statement contained in any other subsequently filed incorporated document or in any accompanying prospectus supplement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

     Article IV, Section 3 of the Bylaws of the Company states that any person who is or was a director or officer of the Company, or a director, officer, partner, venturer, employee, agent or similar functionary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves or served as such at the request of the Company, shall be indemnified by the Company against any and all liability and reasonable expenses (including but not limited to counsel fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) to the extent mandated or authorized by Article 2.02-1 of the Texas Business Corporation Act. Article 2.02-1 of the Texas Business Corporation Act permits, and in some cases requires, corporations to indemnify directors and officers who are or have been a party or are threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses under certain circumstances.

     In accordance with Section 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, Article X ("Article X") of the Company's Restated Articles of Incorporation, as amended, precludes any personal liability by a director of the Company to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability for (1) any breach of the director's duty of loyalty to the Company or its shareholders,
(2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit, or (4) an act or omission for which the liability of a director is expressly provided for by an applicable statute.

     While Article X provides directors with protection from awards of monetary damages for breaches of the duty of care, it does not eliminate each director's duty of care. Accordingly, Article X has no effect on the availability of an equitable remedy such as an injunction or rescission based upon a director's breach of the duty of care. Furthermore, liabilities which may arise out of acts or omissions occurring prior to the Company's adoption of Article X would not be covered by Article X, so that directors remain potentially liable for monetary damages in connection with any such acts or omissions. In addition, Article X applies only to claims against the director arising out of his or her role as a director, and does not apply to the director's role as an officer or in any capacity other than that of a director or to the director's responsibilities under other law, such as the federal securities laws. Article X relates only to liabilities of directors to the Company and its shareholders, and does not affect liability to third parties.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

     The following instruments and documents are included as Exhibits to this Registration Statement. Exhibits incorporated by reference are so indicated by parenthetical information.

Exhibit
Number              Description

4.1
                    Restated Articles of Incorporation of the Company, as amended (Incorporated by reference to Exhibits 3.1.1, 3.1.2 and 3.1.3 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993)
4.2
                    Articles of Amendment to Articles of Incorporation of the Company (Incorporated by references to Exhibit 3.1.4 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997)
4.3
                    Bylaws of the Company (Incorporated by reference to Exhibit
                    3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993)
4.4
                    Atwood Oceanics, Inc. 2001 Stock Incentive Plan (Incorporated by reference to Appendix A to the Company's Proxy Statement on Form DEF14A dated
                    January 15, 2002)

*5.1                Opinion of Strasburger & Price, L.L.P.

*23.1               Consent of Arthur Andersen LLP

23.2                Consent of Strasburger & Price, L.L.P.
                    (included in Exhibit 5.1)


*Filed herewith

Item 9. Undertakings

(a)      The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 30, 2002.

                                     ATWOOD OCEANICS, INC.



                                     By:  /s/ John R. Irwin
                                         -------------------
                                              John R. Irwin
                                              President, Chief Executive Officer
                                              and Director


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.


   Signature                            Title                       Date
---------------------           -----------------------          -----------

/s/ John R. Irwin                President, Chief Executive       April 30, 2002
-----------------                 Officer and Director
(John R. Irwin)                (Principal Executive Officer)

/s/ James M. Holland               Senior Vice President          April 30, 2002
--------------------                 and Secretary
(James M. Holland)             (Principal Financial and
                                   Accounting Officer)

/s/ Robert W. Burgess                  Director                   April 30, 2002
---------------------
(Robert W. Burgess)

/s/ George S. Dotson                   Director                   April 30, 2002
--------------------
(George S. Dotson)

/s/ Walter H. Helmerich, III           Director                   April 30, 2002
----------------------------
(Walter H. Helmerich, III)

/s/ Hans Helmerich                     Director                   April 30, 2002
------------------
(Hans Helmerich)

/s/ William J. Morrissey               Director                   April 30, 2002
------------------------
(William J. Morrissey)

                                  EXHIBIT INDEX

Exhibit
Number              Description

4.1
                    Restated Articles of Incorporation of the Company, as amended (Incorporated by reference to Exhibits 3.1.1, 3.1.2 and 3.1.3 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993)
4.2
                    Articles of Amendment to Articles of Incorporation of the Company (Incorporated by references to Exhibit 3.1.4 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997)
4.3
                    Bylaws of the Company (Incorporated by reference to Exhibit
                    3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993)
4.4
                    Atwood Oceanics, Inc. 2001 Stock Incentive Plan (Incorporated by reference to Appendix A to the Company's Proxy Statement on Form DEF14A dated
                    January 15, 2002)

*5.1                Opinion of Strasburger & Price, L.L.P.

*23.1               Consent of Arthur Andersen LLP

23.2                Consent of Strasburger & Price, L.L.P. (included in
                    Exhibit 5.1)


*Filed herewith

                                   EXHIBIT 5.1

                    [Strasburger & Price, L.L.P. Letterhead]
                                 April 30, 2002

Atwood Oceanics, Inc.
15835 Park Ten Place Drive
Houston, Texas 77084

Re: 2001 Stock Incentive Plan

Gentlemen:

     We have acted as counsel to Atwood Oceanics, Inc., a Texas corporation (the "Company"), in connection with its filing with the Securities and Exchange
Commission (the  "Commission")  of a Registration  Statement (the  "Registration
Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers 1,000,000 shares of common stock, $1.00 par value per share ("Common Stock"), of the Company (such shares collectively referred to as the "Securities") to be issued pursuant to the Atwood Oceanics, Inc. 2001 Stock Incentive Plan (the "Plan").

     In rendering this opinion we have examined the Registration Statement, the Company's Articles of Incorporation and Bylaws, each as amended to date, the Plan and such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies.

     Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery in accordance with the terms and conditions of the Plan, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan and any applicable stock option agreement, the Securities will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Strasburger & Price, L.L.P.
    Strasburger & Price, L.L.P.

                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated November 19, 2001, included in Atwood Oceanics, Inc.'s Form 10-K for the year ended September 30, 2001, and to all references to our Firm included in this Registration Statement.

                               ARTHUR ANDERSEN LLP






/s/ ARTHUR ANDERSEN LLP




Houston, Texas
April 30, 2002